Exhibit 99.01

Valero Energy Reports First Quarter 2013 Results

SAN ANTONIO, April 30, 2013 - Valero Energy Corporation (“Valero,” NYSE: VLO) today reported net income attributable to Valero stockholders of $654 million, or $1.18 per share, for the first quarter of 2013 compared to a net loss attributable to Valero stockholders of $432 million, or $0.78 per share, for the first quarter of 2012. Included in the first quarter 2012 results was a noncash asset impairment loss of $605 million after taxes, or $1.09 per share, predominately related to the Aruba refinery.

First quarter 2013 operating income was $1.1 billion versus an operating loss of $244 million in the first quarter of 2012. Excluding the noncash asset impairment loss noted above, first quarter 2012 operating income was $367 million. The resulting increase in operating income of approximately $700 million in 2013 was primarily due to higher refining throughput margins in each of Valero’s operating regions, except the U.S. West Coast. The increase in refining throughput margins was mainly due to an increase in margins for diesel and jet fuel and wider discounts on crude oil and feedstocks.

First quarter 2013 refining throughput volumes averaged 2.6 million barrels per day, an increase of 11,000 barrels per day from the first quarter of 2012. Significant turnaround, maintenance, and repair activity occurred at refineries in Valero’s U.S. Gulf Coast region, including the Texas City, Corpus Christi, and Port Arthur refineries; and at its Benicia and Wilmington refineries in the U.S. West Coast region. Turnaround activity continues in the second quarter of 2013 with work at the Meraux and McKee refineries plus a plantwide turnaround planned for approximately two months at the Quebec City refinery.

“Valero achieved solid results in the first quarter,” said Valero Chairman and CEO Bill Klesse. “Despite a heavy turnaround and maintenance workload, our refineries had good performance that was aided by wider diesel margins and crude oil discounts plus contribution from our new hydrocracker at the Port Arthur refinery. Our strong cash flow enabled us to return $415 million in cash to our shareholders through dividends and stock buybacks in the first quarter.”

On strategic initiatives, Klesse commented, “We progressed on growth investments at our St. Charles refinery, with start-up of the new hydrocracker and Diamond Green Diesel project both planned by the end of June. Also in the first quarter, we ordered 2,500 additional rail cars and invested in other logistics assets. In mid-April, our Quebec City refinery successfully processed its first cargo of Eagle Ford crude oil, which we shipped from Texas using a lower-cost, foreign-flagged vessel.”

Valero’s retail segment reported $42 million of operating income in the first quarter of 2013 versus $40 million of operating income in the first quarter of 2012. U.S. retail operating income increased from $11 million in the first quarter of 2012 to $18 million in the first quarter of 2013, mainly due to higher fuel margins. Canadian retail operating income decreased from $29 million in the first quarter of 2012 to $24 million in the first quarter of 2013, mainly due to lower fuel volumes in Canada.

Valero continued to make progress on the spinoff to its stockholders of its retail business under a new company named CST Brands, Inc. (“CST Brands”). On May 1, Valero intends to distribute 80 percent of the outstanding shares of CST Brands common stock to Valero stockholders. Valero has received its requested private letter ruling from the Internal Revenue Service and clearance from the Securities and Exchange Commission for the transaction. CST Brands common stock will begin regular-way trading on the New York Stock Exchange under the ticker symbol “CST” on May 2. CST Brands common stock has been trading on the when-issued market under the ticker symbol “CST WI” since April 17 and will continue to trade on that market through May 1.

Valero’s ethanol segment reported operating income of $14 million in the first quarter of 2013 versus $9 million in the first quarter of 2012. The increase in operating income was due to a higher gross margin per gallon of production, which was somewhat offset by lower production volumes. As gross margins improved in the first quarter of 2013, Valero restarted its three ethanol plants that had been temporarily shut down. All ten ethanol plants in Valero’s system are currently operating near capacity.

Regarding cash flows in the first quarter of 2013, capital expenditures were $864 million, of which $287 million was for turnarounds and catalyst and $34 million was for the retail segment. Valero paid $111 million in dividends on its common stock, reflecting an increase of 2.5 cents per share per quarter, and Valero paid $304 million to purchase 6.9 million shares of its common stock. Also, Valero retired $180 million of 6.7% senior notes that matured in mid-January. Valero ended the first quarter of 2013 with $1.9 billion of cash and temporary cash investments, $6.9 billion in total debt, and approximately $3 billion available under its stock purchase authorizations.

Regarding uses of cash in the second quarter of 2013, Valero continued to purchase shares of its common stock with 2.8 million shares purchased for $118 million in April. Also, Valero expects to retire $300 million of maturing notes in June.

Valero expects full-year 2013 capital expenditures to be approximately $2.85 billion, which includes turnarounds and catalyst, as well as capital expenditures related to the retail segment for the first four months of 2013. Estimated capital expenditures for 2013 increased approximately $140 million from previous guidance, mainly due to the addition or acceleration of growth projects, including logistics and hydrocracker expansions.

“Valero’s capital expenditures are focusing on key areas to add long-term shareholder value - logistics, processing cost-advantaged crude oil, and distillates-focused hydrocracking,” Klesse said. “Given the significant growth of crude oil production in the U.S. and Canada, we are investing in more logistics projects to get cost-advantaged crude oil into our refineries and to increase our ability to export refined products. Since much of the new production is light crude oil, we are investing at certain refineries to increase the front-end flexibility to process more volumes of cost-advantaged light crude oil. Our other growth investments focus on expanding our hydrocrackers at the Meraux, St. Charles, and Port Arthur refineries to produce more diesel and jet fuel.”

“After we complete the spinoff of our retail business, we will evaluate a master limited partnership for our growing portfolio of logistics assets,” Klesse said. “In addition to these company-specific actions, many of our refineries are well-positioned to receive growing volumes of cost-advantaged crude oil as new pipelines come into service in the industry, particularly in our U.S. Gulf Coast region.”

Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Valero subsidiaries employ approximately 22,000 people, and assets include 16 petroleum refineries with a combined throughput capacity of approximately 3 million barrels per day, 10 ethanol plants with a combined production capacity of 1.2 billion gallons per year, and a 50-megawatt wind farm. More than 7,300 outlets carry the Valero, Diamond Shamrock, Shamrock, and Beacon brands in the United States and the Caribbean; Ultramar in Canada; and Texaco in the United Kingdom and Ireland. Valero is a Fortune 500 company based in San Antonio. Please visit www.valero.com for more information.

Valero Contacts
Investors: Ashley Smith, Vice President - Investor Relations, 210-345-2744
Media: Bill Day, Executive Director - Corporate Communications, 210-345-2928

About CST Brands
CST Brands, to be based in San Antonio, Texas, is expected to be one of the largest independent retailers of motor fuels and convenience merchandise in the United States and eastern Canada, with nearly 1,900 sites and approximately 12,000 employees. For more information about CST Brands, please visit www.cstbrands.com.

CST Brands Contact
Randy Palmer, Director - Investor Relations, 800-456-3533

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Statement of Income Data:
Operating revenues (1)	$33,474	$35,167
Costs and expenses:
Cost of sales	30,685	33,035
Operating expenses:
Refining	876	964
Retail	169	166
Ethanol	77	87
General and administrative expenses	176	164
Depreciation and amortization expense	430	384
Asset impairment losses (a)	—	611
Total costs and expenses	32,413	35,411
Operating income (loss)	1,061	(244)
Other income, net	14	6
Interest and debt expense, net of capitalized interest	(83)	(99)
Income (loss) before income tax expense	992	(337)
Income tax expense	340	95
Net income (loss)	652	(432)
Less: Net loss attributable to noncontrolling interests (b)	(2)	—
Net income (loss) attributable to Valero Energy Corporation stockholders	$654	$(432)

Earnings (loss) per common share	$1.18	$(0.78)
Weighted average common shares outstanding (in millions)	550	551

Earnings (loss) per common share – assuming dilution	$1.18	$(0.78)
Weighted average common shares outstanding – assuming dilution (in millions)	556	551

Dividends per common share	$0.20	$0.15

Supplemental information:
(1) Includes excise taxes on sales by our U.S. retail system	$236	$234

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Operating income (loss) by business segment:
Refining (a)	$1,212	$(119)
Retail	42	40
Ethanol	14	9
Corporate	(207)	(174)
Total	$1,061	$(244)
Depreciation and amortization expense by business segment:
Refining	$358	$337
Retail	30	27
Ethanol	11	10
Corporate (c)	31	10
Total	$430	$384
Operating highlights:
Refining:
Throughput margin per barrel	$10.59	$7.71
Operating costs per barrel:
Operating expenses	3.79	4.15
Depreciation and amortization expense	1.55	1.45
Total operating costs per barrel (a)	5.34	5.60
Operating income per barrel	$5.25	$2.11
Throughput volumes (thousand barrels per day):
Feedstocks:
Heavy sour crude	494	451
Medium/light sour crude	419	555
Sweet crude	1,089	956
Residuals	224	169
Other feedstocks	83	144
Total feedstocks	2,309	2,275
Blendstocks and other	257	280
Total throughput volumes	2,566	2,555
Yields (thousand barrels per day):
Gasolines and blendstocks	1,198	1,191
Distillates	909	911
Other products (d)	480	469
Total yields	2,587	2,571

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Refining operating highlights by region (e):
U.S. Gulf Coast (a):
Operating income	$591	$235
Throughput volumes (thousand barrels per day)	1,421	1,476
Throughput margin per barrel	$10.00	$6.92
Operating costs per barrel:
Operating expenses	3.77	3.67
Depreciation and amortization expense	1.61	1.50
Total operating costs per barrel	5.38	5.17
Operating income per barrel	$4.62	$1.75
U.S. Mid-Continent:
Operating income	$477	$254
Throughput volumes (thousand barrels per day)	424	398
Throughput margin per barrel	$17.41	$13.80
Operating costs per barrel:
Operating expenses	3.37	5.31
Depreciation and amortization expense	1.55	1.50
Total operating costs per barrel	4.92	6.81
Operating income per barrel	$12.49	$6.99
North Atlantic:
Operating income	$186	$61
Throughput volumes (thousand barrels per day)	485	461
Throughput margin per barrel	$8.45	$5.64
Operating costs per barrel:
Operating expenses	3.32	3.52
Depreciation and amortization expense	0.86	0.66
Total operating costs per barrel	4.18	4.18
Operating income per barrel	$4.27	$1.46
U.S. West Coast:
Operating loss	$(42)	$(58)
Throughput volumes (thousand barrels per day)	236	220
Throughput margin per barrel	$6.26	$6.32
Operating costs per barrel:
Operating expenses	5.68	6.56
Depreciation and amortization expense	2.56	2.67
Total operating costs per barrel	8.24	9.23
Operating loss per barrel	$(1.98)	$(2.91)

Operating income for regions above	$1,212	$492
Asset impairment losses (a)	—	(611)
Total refining operating income (loss)	$1,212	$(119)

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Average market reference prices and differentials:
Feedstocks (dollars per barrel):
Brent crude oil	$112.63	$118.34
Brent less West Texas Intermediate (WTI) crude oil	18.33	15.46
Brent less Alaska North Slope (ANS) crude oil	2.31	0.65
Brent less Louisiana Light Sweet (LLS) crude oil	(2.49)	(1.82)
Brent less Mars crude oil	2.32	2.39
Brent less Maya crude oil	9.68	9.33
LLS crude oil	115.12	120.16
LLS less Mars crude oil	4.81	4.21
LLS less Maya crude oil	12.17	11.15
WTI crude oil	94.30	102.88

Natural gas (dollars per million British Thermal Units)	3.43	2.39

Products (dollars per barrel, unless otherwise noted):
U.S. Gulf Coast:
Conventional 87 gasoline less Brent	6.55	7.12
Ultra-low-sulfur diesel less Brent	16.97	14.24
Propylene less Brent	6.48	(12.48)
Conventional 87 gasoline less LLS	4.06	5.30
Ultra-low-sulfur diesel less LLS	14.48	12.42
Propylene less LLS	3.99	(14.30)
U.S. Mid-Continent:
Conventional 87 gasoline less WTI	23.83	18.28
Ultra-low-sulfur diesel less WTI	35.48	27.75
North Atlantic:
Conventional 87 gasoline less Brent	10.96	7.73
Ultra-low-sulfur diesel less Brent	18.70	15.87
U.S. West Coast:
CARBOB 87 gasoline less ANS	14.10	14.24
CARB diesel less ANS	21.37	18.28
CARBOB 87 gasoline less WTI	30.12	29.05
CARB diesel less WTI	37.39	33.09
New York Harbor corn crush (dollars per gallon)	(0.08)	(0.05)

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Retail - U.S.:
Operating income	$18	$11
Company-operated fuel sites (average)	1,033	997
Fuel volumes (gallons per day per site)	5,048	5,046
Fuel margin per gallon (f)	$0.08	$0.05
Merchandise sales	$293	$288
Merchandise margin (percentage of sales)	29.7%	29.5%
Margin on miscellaneous sales	$22	$24
Operating expenses	$107	$104
Depreciation and amortization expense	$21	$18
Retail - Canada:
Operating income	$24	$29
Fuel volumes (thousand gallons per day)	2,987	3,097
Fuel margin per gallon (f)	$0.26	$0.26
Merchandise sales	$59	$58
Merchandise margin (percentage of sales)	27.5%	29.3%
Margin on miscellaneous sales	$11	$11
Operating expenses	$62	$62
Depreciation and amortization expense	$9	$9
Ethanol:
Operating income	$14	$9
Production (thousand gallons per day)	2,712	3,478
Gross margin per gallon of production	$0.42	$0.34
Operating costs per gallon of production:
Operating expenses	0.31	0.28
Depreciation and amortization expense	0.05	0.03
Total operating costs per gallon of production	0.36	0.31
Operating income per gallon of production	$0.06	$0.03

	March 31,	December 31,
	2013	2012
Balance Sheet Data:
Current assets	$17,206	$16,460
Cash and temporary cash investments included in current assets	1,857	1,723
Inventories included in current assets	6,937	5,973
Replacement cost (market value) of inventories in excess of LIFO carrying amounts	7,476	6,717
Current liabilities	12,705	11,929
Current portion of debt and capital lease obligations included in current liabilities	406	586
Debt and capital lease obligations, less current portion	6,463	6,463
Total debt	6,869	7,049
Valero Energy Corporation share of stockholders’ equity	18,343	18,032

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE

(a)
Asset impairment losses for the three months ended March 31, 2012 include a $595 million loss on the write down of the Aruba Refinery and a $16 million loss related to equipment associated with a permanently cancelled capital project at another refinery.

The asset impairment loss related to the Aruba Refinery resulted from our decision in March 2012 to suspend refining operations at the refinery. Subsequently, in September 2012, we suspended refining operations indefinitely and reorganized the refinery into a crude oil and refined products terminal; however, we continue to maintain the refining assets to allow them to be restarted and do not consider them abandoned.

The total asset impairment loss of $611 million ($605 million after taxes) is reflected in refining segment operating loss for the three months ended March 31, 2012, but it is excluded from operating costs per barrel and operating income per barrel for the refining segment and U.S. Gulf Coast region.

(b)
We own a 50 percent interest in Diamond Green Diesel Holdings LLC (DGD) and have agreed to lend DGD up to $221 million to finance 60 percent of the construction costs of a plant being built by DGD that will process animal fats, used cooking oils, and other vegetable oils into renewable green diesel. We currently expect the plant will start operations in the summer of 2013. The plant is located next to our St. Charles Refinery in Norco, Louisiana.

We also own a 50 percent interest in PI Dock Facilities LLC (PI Dock) and have agreed to lend PI Dock up to $90 million to finance construction costs of a crude dock and certain shared facilities. PI Dock will construct and operate the crude dock and related facilities to be located on Pleasure Island, Texas, which is near our Port Arthur Refinery.

We consolidate the financial statements of these entities due to our controlling interests. The losses incurred by these entities that are attributable to the owners of the remaining interests are added back to net income (loss) to arrive at net income (loss) attributable to Valero stockholders.

(c)
The increase in corporate depreciation and amortization expense for the three months ended March 31, 2013 compared to the three months ended March 31, 2012, is primarily related to the loss on the sale of certain corporate property.

(d)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(e)
The regions reflected herein contain the following refineries: U.S. Gulf Coast- Aruba, Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(f)	Fuel margins are presented net of credit card fees.

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